UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 27, 2014 (Date of earliest event reported)

RTI INTERNATIONAL METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	001-14437	52-2115953
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 5th Floor

1550 Coraopolis Heights Road

Pittsburgh, Pennsylvania 15108-2973

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (412) 893-0026

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, William F. Strome notified RTI International Metals, Inc. (the “Company”) of his retirement as Senior Vice President – Finance and Administration to pursue other interests. His retirement will be effective April 15, 2014. In recognition of his distinguished service, the Company has determined to provide Mr. Strome with a lump-sum cash payment upon his retirement equal to approximately three months’ base salary.

Separately, On March 3, 2014, Mario Longhi notified the Company that he will not stand for re-election to the Board of Directors at the end of his current term given the increasing demands on his time and conflicting board meeting schedules. Mr. Longhi became Chief Executive Officer of United States Steel Corporation effective September 1, 2013, after being promoted from his prior position as President and Chief Operating Officer. He will continue to serve out his current term as a director of the Company, which will end upon the election of directors at the Company’s 2014 Annual Meeting of Shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RTI INTERNATIONAL METALS, INC.

Date: March 5, 2014	By:	/s/ Chad Whalen
	Name: Title:	Chad Whalen General Counsel & Senior Vice President – Government Relations